UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2015
____________________

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26824
(Commission File Number)

68-0370244
(I.R.S. Employer Identification No.)

44 Montgomery Street, Suite 800
San Francisco, CA 94104-4811
 (Address of Principal Executive Offices)

(415) 248-5350
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 2, 2015, Gavin Gordon, MBA, PhD, notified CollabRx, Inc. (the "Company") that he will resign from his position of Vice President Business Development and Strategic Alliances effective April 24, 2015.  Following his resignation, Dr. Gordon will pursue new opportunities outside the Company.

Also on April 2, 2015, Smruti J. Vidwans, PhD, currently Chief Scientist, was appointed the Company's Chief Science Officer.  Dr. Vidwans is an award-winning researcher and biomedical industry expert who has developed strategies for organizations ranging from pharma giants to drug-discovery startups and nonprofits. At CollabRx, she has driven the development of the molecular disease models and proprietary Therapy Finder applications in cancers such as melanoma, lung cancer, colorectal and breast cancer.  She also provided the scientific leadership for the development of CollabRx's Genetic Variant Annotation (GVA) product.  Prior to CollabRx, she was at McKinsey and Company where she worked on a developing a range of business and scientific solutions for the pharmaceutical industry – including clinical trial design and evaluation, R&D process optimization, business strategy implementation, and change management. She has co-founded and consulted with several drug discovery startups.  In addition, she has worked in the Tuberculosis drug discovery space for which she was named one of the top 100 young investigators under 35.  Dr. Vidwans holds a BS in Biology from the Massachusetts Institute of Technology, and a PhD in Genetics, Developmental and Molecular Biology from the University of California, San Francisco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	COLLABRX, INC.
	By:	/s/ Thomas R. Mika
	Name: Title:	Thomas R. Mika President & Chief Executive Officer